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                                                                   Exhibit 10-JJ


                              AMENDMENT NO. 1 TO
                       NO. 1 CONTINUOUS GALVANIZING LINE
                            TURNKEY ENGINEERING AND
                             CONSTRUCTION CONTRACT


     This Amendment No. 1 ("AMENDMENT") made this 19th day of March, 1999 by and between National Steel Corporation, Great Lakes Division, a Delaware corporation with its office at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 ("NATIONAL") and NKK Steel Engineering, Inc., a Delaware corporation with its office at 910 Sheraton Drive, Suite 400, Mars, Pennsylvania 16046-9414 ("CONTRACTOR").

                                   RECITALS

     A. NATIONAL and CONTRACTOR are parties to the No. 1 Continuous Galvanizing Line Turnkey Engineering and Construction Contract dated as of October 23, 1998 ("AGREEMENT").

     B. NATIONAL and CONTRACTOR have agreed that CONTRACTOR will perform certain additional WORK pursuant to the AGREEMENT.

     C. The purpose of this AMENDMENT is to document the terms and conditions under which this additional WORK will be performed.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. All capitalized terms, which are not otherwise defined herein, shall have the meanings given to them in the AGREEMENT.

2. Additional WORK. CONTRACTOR agrees the WORK to be performed by CONTRACTOR pursuant to the AGREEMENT shall include the following additional items which were quoted by CONTRACTOR as "options" in its document dated October 19, 1998 entitled "National Steel No. 1 CGL--Option Price":

                    a.  Additional track rail for terminal;

                    b.  Additional track rail for furnace;

                    c.  Welder monitoring system;

                    d.  ITV for GJC;

                    e.  Pyrometer for RTF;

                    f.  CRT size from 17" to 21" (quantity: 5 sets);
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                    g.  One additional HMI in entry pulpit;

                    h.  One additional PC in entry pulpit

                    i. Space for side trimmer per drawing 2 and CONTRACTOR revision to 6400 mm clearance.

The detailed scope of work for the items described in a--i above has been set forth in an amendment to the AS-SOLD SPECIFICATION which has been mutually agreed to by NATIONAL and CONTRACTOR.

3. Amendment of Section 5.1. The first sentence of Section 5.1 of the AGREEMENT is hereby amended and restated in its entirety as follows:

     "The total amount due CONTRACTOR for full and complete performance by CONTRACTOR of all the WORK, compliance with all of the terms and conditions of this CONTRACT, and for CONTRACTOR's payment of all of its obligations incurred in or applicable to performance of the WORK shall be One Hundred Thirty Nine Million Seven Hundred Eleven Thousand Six Hundred Sixty Five Dollars ($139,711,665)."

4. Amendment of Section 20. Section 20 of the AGREEMENT is hereby amended by adding the following as a new Section 20.7:

          "20.7 All references to the terms "SUBCONTRACTOR," "SUBCONTRACTORS" or "material suppliers" in Sections 20.1, 20.3, 20.5 and 20.6 shall apply, for purposes of those sections only, to those SUBCONTRACTORS or material suppliers whose total price for goods, services or other work for or on behalf of NATIONAL or CONTRACTOR, exceeds, or is reasonably anticipated to exceed, $250,000."

5. Amendment of Section 21.3. Section 21.3 of the AGREEMENT is hereby amended and restated in its entirety as follows:

          "21.3 Ownership of DRAWINGS and Other TECHNICAL DATA. NATIONAL and CONTRACTOR shall each own all drawings, plans, documents, writings, and all other sources of technical information (but not including computer software, which is covered by Section 22.1 below) in any form, tangible or intangible (herein called "TECHNICAL DATA") relating to the subject matter of this CONTRACT which was transferred, provided or exhibited to NATIONAL, its employees or agents, in the course of performance of this CONTRACT and which is necessary or useful in the operation of the facilities, equipment, apparatus and/or processes which are the subject matter of this CONTRACT; provided, however, that (i) NATIONAL shall have the right to use the TECHNICAL DATA solely in connection with the GOODS supplied hereunder or in connection with any other aspect of NATIONAL's internal business operations related to the PLANT; and (ii) CONTRACTOR and each SUBCONTRACTOR shall have the unqualified free right to possess and shall be permitted to make use of TECHNICAL DATA supplied or developed by it (as opposed to TECHNICAL DATA supplied or developed by NATIONAL) in connection with the WORK. Any exceptions to the above-described ownership rights of NATIONAL must

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      be agreed to in writing by NATIONAL and made an exhibit to this
      CONTRACT and must provide for the unqualified free right of NATIONAL to possess and use the TECHNICAL DATA in all of its PLANT operations."

6. Amendment of Section 22.1. Section 22.1 of the AGREEMENT is hereby amended and restated in its entirety as follows:

      "22.1 License to Use Software. CONTRACTOR agrees, represents and warrants that if any equipment or other GOODS covered by the CONTRACT include computer software or require the use of computer software to enable NATIONAL to use the GOODS, NATIONAL shall have the unrestricted, irrevocable, perpetual, paid-up right and license to use such computer software solely in connection with the GOODS or in connection with any other aspect of NATIONAL's internal business operations related to the PLANT. If requested in writing by CONTRACTOR, NATIONAL will protect any such computer software from disclosure to third parties to the same extent it protects its own confidential information, but the failure by NATIONAL to do so shall not cause the revocation of, or otherwise affect, NATIONAL's right to use such computer software. CONTRACTOR agrees to indemnify and defend NATIONAL from and against any claims of third parties relating to NATIONAL's rights under this Section 22."

7. Amendment of Section 51. Section 51 of the AGREEMENT is hereby amended by adding the following language at the end of such Section:

     "In the event that any SUBCONTRACTOR desires any proprietary information supplied by it to NATIONAL, either directly or indirectly through CONTRACTOR, to be deemed CONFIDENTIAL INFORMATION hereunder, CONTRACTOR shall in good faith discuss the contents of such information with NATIONAL on a case-by-case basis, and such proprietary information shall be added to Exhibit U as CONFIDENTIAL INFORMATION, unless NATIONAL reasonably objects to the treatment of such proprietary information as CONFIDENTIAL INFORMATION hereunder. It is the intent of the preceding sentence to limit as much proprietary information from SUBCONTRACTORS as possible as being deemed to be CONFIDENTIAL INFORMATION, and CONTRACTOR agrees to work with its SUBCONTRACTORS to that end.

8. Amendment of Exhibit B. The page in Exhibit B of the AGREEMENT which is captioned "NKK Steel Engineering, Inc. Schedule of Field Service Rates" is hereby deleted in its entirety and replaced with the new page with the same caption which is attached hereto.

9. Amendment of Exhibit C. Exhibit C of the AGREEMENT is hereby deleted in its entirety and replaced with the new Exhibit C dated October 29, 1998 which is attached hereto.

10. Amendment of Exhibit Q. Exhibit Q of the AGREEMENT is hereby deleted in its entirety and replaced with the new Exhibit Q dated October 29, 1998 which is attached hereto.

11. Amendment of Exhibit R. Exhibit R of the AGREEMENT is hereby deleted in its entirety and replaced with the new Exhibit R dated October 29, 1998 which is attached hereto.

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12.  No Other Changes.  Except as specifically provided for in this AMENDMENT, the terms and conditions of the AGREEMENT and other CONTRACT DOCUMENTS shall remain unchanged and in full force and effect. Without limiting the generality of the foregoing, NATIONAL and CONTRACTOR hereby expressly acknowledge and agree that the additional WORK described above shall not extend, alter or otherwise affect any of the schedules for completion of the WORK set forth in the AGREEMENT or other CONTRACT DOCUMENTS.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                              NATIONAL STEEL CORPORATION

                              By:
                              Title:


                              NKK STEEL ENGINEERING, INC.

                              By:
                              Title:



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